     As filed with the Securities and Exchange Commission on April 12, 2001
                                                    Registration No. 333-_______

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                 ----------------

                                      FORM S-8
                               REGISTRATION STATEMENT
                                        UNDER
                               THE SECURITIES ACT OF 1933

                                 ----------------

                               INET TECHNOLOGIES, INC.
                 (Exact name of registrant as specified in its charter)

                   DELAWARE                               75-2269056
      (State or other jurisdiction            (IRS Employer Identification No.)
   of incorporation or organization)

                            1500 NORTH GREENVILLE AVENUE
                              RICHARDSON, TEXAS 75081
                 (Address of principal executive offices) (Zip Code)

                                 ----------------

             INET TECHNOLOGIES, INC. 1998 STOCK OPTION/STOCK ISSUANCE PLAN
                                 (Full title of the Plan)

                                 ----------------

                                  MARK H. KLEINMAN
                   VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                               INET TECHNOLOGIES, INC.
                             1500 NORTH GREENVILLE AVENUE
                               RICHARDSON, TEXAS 75081
                      (Name and address of agent for service)
                                    (469) 330-4000
           (Telephone number, including area code, of agent for service)

                                 ----------------

                           CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                 Proposed             Proposed
                                            Amount to be     Maximum Offering    Maximum Aggregate         Amount of
  Title of Securities to be Registered      Registered(1)    Price per Share      Offering Price      Registration Fee
--------------------------------------      -------------    ----------------    ------------------   ----------------
1998 STOCK OPTION/STOCK ISSUANCE PLAN
Common Stock, $0.001 par value              916,323 shares       $5.43(2)           $4,975,634(2)         $1,243.91

========================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1998 Stock Option/Stock Issuance Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on April 10, 2001, as reported on the Nasdaq Stock Market.

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 registers the offer and sale of an additional 916,323 shares of Common Stock of the Registrant for issuance under the Inet Technologies, Inc. 1998 Stock Option/Stock Issuance Plan (the "Plan"). The contents of the prior Registration Statement relating to the Plan, File No. 333-83285, are incorporated herein by reference.

                                        PART II
                   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

              Inet Technologies, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the
"Commission"):

         (a) The Registrant's Annual Report on Form 10-K filed with the Commission on March 26, 2001 for the fiscal year ended December 31, 2000;

         (b)  The Registrant's Registration Statement No. 000-24707 on
              Form 8-A12G filed with the Commission on July 28, 1998, in which are described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

              All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits
         --------

EXHIBIT NUMBER     EXHIBIT
---------------    -------

      5            Opinion and Consent of Brobeck, Phleger & Harrison LLP.
     23.1          Consent of Ernst & Young LLP, Independent Auditors.
     23.2          Consent of Brobeck, Phleger & Harrison LLP is contained in
                   Exhibit 5.
     24            Power of Attorney. Reference is made to the Signature Page of this Registration Statement.
     99            1998 Stock Option/Stock Issuance Plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas on this 11th day of April, 2001.

                                       INET TECHNOLOGIES, INC.


                                       By: /s/ Elie S. Akilian
                                          --------------------------------------
                                           Elie S. Akilian
                                           President, Chief Executive Officer
                                           and Director
                                           (Principal executive officer)


                                 POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That each person whose signature appears below hereby authorizes and constitutes Mark H. Kleinman and Jeffrey A. Kupp, and each of them singly, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:


Signature                      Title                                           Date
---------                      -----                                           ----

/s/ Samuel S. Simonian
----------------------------   Chairman of the Board                           April 11, 2001
Samuel S. Simonian


/s/ Elie S. Akilian
----------------------------   President, Chief Executive Officer              April 11, 2001
Elie S. Akilian                and Director
                               (Principal executive officer)


/s/ Jeffrey A. Kupp
----------------------------   Vice President and Chief Financial Officer,     April 11, 2001
Jeffrey A. Kupp                (Principal financial and accounting officer)


/s/ William H. Mina
----------------------------   Director                                        April 11, 2001
William H. Mina


/s/ Mark A. Weinzierl
----------------------------   Director                                        April 11, 2001
Mark A. Weinzierl




/s/ James R. Adams
----------------------------   Director                                        April 11, 2001
James R. Adams


/s/ Grant A. Dove
----------------------------   Director                                        April 11, 2001
Grant A. Dove


                             SECURITIES AND EXCHANGE COMMISSION

                                   WASHINGTON, D.C. 20549




                                           EXHIBITS

                                              TO

                                            FORM S-8

                                             UNDER

                                      SECURITIES ACT OF 1933


                                      INET TECHNOLOGIES, INC.

                                        EXHIBIT INDEX


EXHIBIT NUMBER     EXHIBIT
--------------     -------

      5            Opinion and consent of Brobeck, Phleger & Harrison LLP.
     23.1          Consent of Ernst & Young LLP, Independent Auditors.
     23.2          Consent of Brobeck, Phleger & Harrison LLP is contained in
                   Exhibit 5.
     24            Power of Attorney.  Reference is made to the Signature Page of this Registration Statement.
     99            1998 Stock Option/Stock Issuance Plan.